Paymentus Reports First Quarter 2025 Financial Results

Revenue increased 48.9% year-over-year

Adjusted EBITDA rose 51.3%, reflecting a 34.2% adjusted EBITDA margin

CHARLOTTE, North Carolina, May 5, 2025 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for the quarter ended March 31, 2025.

“Paymentus started 2025 on strong footing, with year-over-year growth in revenue, contribution profit and adjusted EBITDA of 48.9%, 26.3% and 51.3%, respectively. This momentum continues to be driven by higher transaction activity from both new and existing billers, bolstered by the non-discretionary nature of our business and the value we bring to our customers. Our strong bookings and backlog at quarter-end continue to support our positive outlook for the rest of the year,” said Dushyant Sharma, Founder and CEO.

First Quarter 2025 Financial and Business Highlights

•
Revenue was $275.2 million, an increase of 48.9% year-over-year, driven largely by increased billers and transactions.
•
Gross profit was $66.0 million, an increase of 25.2% year-over-year. Adjusted gross profit(1) was $72.6 million, up 25.9% year-over-year.
•
Contribution profit(1) was $87.6 million, a year-over-year increase of 26.3%.
•
Net income was $13.8 million compared to $7.2 million in the prior period and diluted GAAP earnings per share was $0.11 compared to $0.06 in the prior period.
•
Non-GAAP net income(1,2) was $17.6 million compared to $11.8 million in the prior period and diluted non-GAAP earnings per share(1,2) was $0.14 compared to $0.09 in the prior period.
•
Adjusted EBITDA(1) was $30.0 million, representing a 34.2% adjusted EBITDA margin(1), an increase of 51.3% year-over-year.
•
The Company processed 173.2 million transactions during the first quarter of 2025, an increase of 28.0% from the first quarter of 2024.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

(2) Non-GAAP net income and Non-GAAP earnings per share reflect an assumed provision for income taxes based on our long term projected non-GAAP tax rate of 25%. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information regarding Non-GAAP net income and Non-GAAP earnings per share.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC on March 11, 2025.

	Second Quarter 2025	Fiscal-Year 2025
Revenue	$255 million to $260 million	$1,075 million to $1,090 million
Contribution Profit	$89.5 million to $91.5 million	$363 million to $369 million
Adjusted EBITDA	$28 million to $30 million	$118 million to $122 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors today at 5:00 p.m. ET (2:00 p.m. PT) to discuss first quarter 2025 results and its outlook for the remainder of 2025. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-404-975-4839 (International), access code 117283. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 2,500 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding bookings and backlog, our ability to deliver near and longer-term growth and strategic objectives, outlook for 2025, future financial performance and our updated second quarter and full year 2025 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; the impact of evolving regulations and our ability to maintain regulatory compliance; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before interest income (expense), net, other income (expense), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude foreign exchange gain (loss), the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization of acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as the applicable GAAP measure, adjusted for (1) stock-based compensation, (2) amortization of acquisition-related intangibles (3) certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items and (4) an assumed provision for income taxes based on our long-term projected non-GAAP tax rate. Our long-term projected non-GAAP tax rate is subject to change for a variety of reasons, including significant changes in our earnings, tax adjustments, and potential future changes to business operations. We will re-evaluate our long-term projected tax rate as appropriate.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Jon Goldberg
jgoldberg@kcsa.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$275,235	$184,875
Cost of revenue	209,211	132,150
Gross profit	66,024	52,725
Operating expenses
Research and development	15,101	12,051
Sales and marketing	26,051	23,239
General and administrative	9,183	9,092
Total operating expenses	50,335	44,382
Income from operations	15,689	8,343
Interest income, net	2,062	2,186
Other income	50	231
Income before income taxes	17,801	10,760
Provision for income taxes	(3,988)	(3,534)
Net income	$13,813	$7,226
Net income per share
Basic	$0.11	$0.06
Diluted	$0.11	$0.06
Weighted-average number of shares used to compute net income per share
Basic	124,941,781	123,945,778
Diluted	128,801,974	126,917,654

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$245,849	$205,900
Restricted cash and cash equivalents	3,799	3,511
Accounts and other receivables, net of allowance for expected credit losses of $122 and $257, respectively	99,985	119,816
Income tax receivable	—	3,356
Prepaid expenses and other assets	11,880	13,058
Total current assets	361,513	345,641
Property and equipment, net	1,061	1,157
Capitalized internal-use software development costs, net	68,313	67,375
Intangible assets, net	16,938	19,076
Goodwill	131,817	131,815
Operating lease right-of-use assets	7,330	7,801
Deferred tax asset	1,380	367
Prepaid expenses and other assets, less current portion	2,536	3,015
Total assets	$590,888	$576,247
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$55,664	$49,871
Accrued and other liabilities	18,513	26,462
Current portion of operating lease liabilities	2,097	2,090
Contract liabilities	3,375	2,937
Income tax payable	1,327	190
Total current liabilities	80,976	81,550
Operating lease liabilities, less current portion	5,809	6,318
Contract liabilities, less current portion	2,746	2,783
Accrued and other liabilities, less current portion	962	—
Total liabilities	90,493	90,651
Stockholders’ equity
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of March 31, 2025 and December 31, 2024; 35,090,301 and 32,136,989 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of March 31, 2025 and December 31, 2024; 90,034,121 and 92,699,294 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	9	9
Additional paid-in capital	390,944	389,904
Accumulated other comprehensive loss	(287)	(233)
Retained earnings	109,726	95,913
Total stockholders’ equity	500,395	485,596
Total liabilities and stockholders' equity	$590,888	$576,247

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$13,813	$7,226
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,740	8,537
Deferred income taxes	(1,013)	92
Stock-based compensation	3,042	2,457
Amortization of capitalized warrants cost	559	476
Non-cash lease expense	573	601
Amortization of capitalized contract acquisition cost	418	451
Provision for expected credit losses and credit adjustments	1,440	835
Other non-cash adjustments	—	(213)
Change in operating assets and liabilities
Accounts and other receivables	18,386	(8,637)
Prepaid expenses and other assets	(377)	(993)
Accounts payable	5,691	5,793
Accrued and other liabilities	(7,120)	(8,166)
Operating lease liabilities	(604)	(541)
Contract liabilities	401	28
Income taxes receivable, net of payable	4,492	3,008
Net cash provided by operating activities	50,441	10,954
Cash flows from investing activities
Purchases of property and equipment	(60)	(116)
Purchases of interest-bearing deposits	—	(723)
Proceeds from matured interest-bearing deposits	1,051	602
Capitalized internal-use software development costs	(9,278)	(9,276)
Net cash used in investing activities	(8,287)	(9,513)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	51	100
Payments of taxes withheld on net settled vesting of restricted stock units	(1,943)	—
Settlement of holdback liability related to prior acquisitions	—	(506)
Net cash used in financing activities	(1,892)	(406)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(25)	(78)
Net increase in cash, cash equivalents and Restricted cash	40,237	957
Cash and cash equivalents and Restricted cash at the beginning of period	209,411	183,195
Cash and cash equivalents and Restricted cash at the end of period	$249,648	$184,152
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at the beginning of period	205,900	179,361
Restricted cash at the beginning of period	3,511	3,834
Cash and cash equivalents and Restricted cash at the beginning of period	$209,411	$183,195
Cash and cash equivalents at the end of period	245,849	180,138
Restricted cash at the end of period	3,799	4,014
Cash and cash equivalents and Restricted cash at the end of period	$249,648	$184,152

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Gross profit	$66,024	$52,725
Stock-based compensation	66	51
Amortization of capitalized software development costs	5,638	4,029
Amortization of acquisition-related intangibles	828	830
Adjusted gross profit	$72,556	$57,635

Contribution Profit

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Gross profit	$66,024	$52,725
Plus: other cost of revenue	21,618	16,642
Contribution profit	$87,642	$69,367

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net income — GAAP	$13,813	$7,226
Interest income, net	(2,062)	(2,186)
Other income(1)	—	(213)
Provision for income taxes	3,988	3,534
Amortization of capitalized software development costs	8,426	6,311
Amortization of acquisition-related intangibles	2,137	2,021
Depreciation	177	205
EBITDA	$26,479	$16,898

Adjustments
Foreign exchange gain	(50)	(18)
Stock-based compensation	3,545	2,933
Adjusted EBITDA	$29,974	$19,813
Adjusted EBITDA margin	34.2%	28.6%

(1) Other income consists of a remeasurement adjustment relating to the purchase price of a prior acquisition.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expense

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Operating expenses — GAAP	$50,335	$44,382
Stock-based compensation	(3,479)	(2,882)
Amortization of acquisition-related intangibles	(1,309)	(1,191)
Non-GAAP operating expense	$45,547	$40,309

Non-GAAP Net Income & Non-GAAP EPS(1)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Income before taxes — GAAP	$17,801	$10,760
Provision for income taxes — GAAP	(3,988)	(3,534)
Net income — GAAP	13,813	7,226
Stock-based compensation	3,545	2,933
Amortization of acquisition-related intangibles	2,137	2,021
Non-GAAP net income before non-GAAP tax adjustments	19,495	12,180
Income tax effects on adjustments	(1,883)	(395)
Non-GAAP net income after non-GAAP tax adjustments	$17,612	$11,785

Weighted-average shares of common stock — diluted	128,801,974	126,917,654

Earnings per share — diluted (GAAP)	$0.11	$0.06
Earnings per share before tax adjustments — diluted (Non-GAAP)	$0.15	$0.10
Earnings per share after tax adjustments — diluted (Non-GAAP)	$0.14	$0.09

(1) Non-GAAP financial information for the periods shown reflects an assumed provision for income taxes based on our long-term projected tax rate of 25%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our long term projected tax rate on non-GAAP net income may differ from our GAAP tax rate and from our actual tax liabilities.

Free Cash Flow

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Net cash provided by operating activities	$50,441	$10,954
Purchases of property and equipment	(60)	(116)
Capitalized internal-use software development costs	(9,278)	(9,276)
Free cash flow	$41,103	$1,562